Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hemispherx Biopharma, Inc.

Philadelphia, Pennsylvania

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hemispherx Biopharma, Inc. of our report dated March 19, 2015, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Hemispherx Biopharma, Inc. for the year ended December 31, 2014.

/s/ RSM US LLP

RSM US LLP

Blue Bell, Pennsylvania

January 20, 2016